Exhibit 99.1

515 Franklin Square, Michigan City, Indiana

Contact: James H. Foglesong
Chief Financial Officer
Phone: (219) 873-2608
Fax: (219) 874-9280
Date: June 18, 2007

FOR IMMEDIATE RELEASE

HORIZON BANCORP ANNOUNCES QUARTERLY DIVIDEND INCREASE

Michigan City, Indiana (June 18, 2007) –  Horizon Bancorp announced today that its Board of Directors approved an increase in quarterly dividends from 14 cents to 15 cents per share. This represents a 7.14 percent increase and a dividend yield of 2.18 percent based on the price per share of $27.50 as of the close of business on June 15, 2007.  The dividend will be paid on July 19, 2007 to shareholders of record on July 5, 2007.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached on the World Wide Web at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, such management.  Such statements are inherently uncertain and there can be no assurance that the underlying assumptions will prove to be valid.  Actual results could differ materially from those contemplated by the forward-looking statements.  Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

For additional information, please contact: James H. Foglesong, Chief Financial Officer, at (219) 873-2608.

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